UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 6, 2015, TCP International Holdings Ltd. (the “Company”) issued a press release announcing its 2015 second quarter financial results. The press release also announced that the Company would be holding a conference call on August 6, 2015 to discuss the results included in the press release. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except as shall be expressly set forth by separate reference in such filing.

Forward Looking Statements
     Certain statements in the foregoing press releases may constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those related to the Company's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward looking statements in these press releases include, but are not limited to, the Company’s expectation regarding its future profitability. The Company expressly disclaims any obligation or undertaking to update such forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT INDEX	DESCRIPTION

99.1	Press Release Reporting Second Quarter 2015 Financial Results, dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Brian Catlett
Brian Catlett Chief Financial Officer and Treasurer

Date: August 6, 2015

EXHIBIT INDEX

EXHIBIT INDEX	DESCRIPTION

99.1	Press Release Reporting Second Quarter 2015 Financial Results, dated August 6, 2015